                                                                    EXHIBIT 23.1







                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                       FOR
                     LEASE EQUITY APPRECIATION FUND II, L.P.

                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We have issued our report dated August 26, 2004 accompanying the financial statements of Lease Equity Appreciation Fund II, L.P. contained in the Pre-effective Amendment No. 3 to Registration Statement Form S-1 and the Prospectus included as part thereof. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                                        /s/ GRANT THORNTON LLP
Cleveland, Ohio
October 22, 2004